Fold Holdings, Inc. (NASDAQ: FLD)

Announces Third Quarter 2026 Results

Launched Fold Reserve and Lead Bank Accounts

Custody & Trading Revenue Up 270%, Driven by TikTok Shop Distribution

Fold Credit Card Expanded to ~2,500 Cardholders

PHOENIX, November 10, 2026 (GLOBE NEWSWIRE) -- Fold Holdings, Inc. (NASDAQ: FLD) (“Fold”, “we”, or “our”), the first publicly traded bitcoin financial services company, today announced financial results for the third quarter ended September 30, 2026.

Q3 2026 Financial Highlights

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Revenue: $4.2 million
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Total Operating Expenses: $10.5 million, down 21% year over year
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Net Loss: ($2.6) million
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Adjusted EBITDA2: ($4.5) million loss, improved from ($5.5) million loss in Q2 2026
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Loss Per Share: ($0.05) per share
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Adjusted EBITDA Per Share2: ($0.08) loss per share
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Bitcoin Treasury Holdings1: 247 BTC

Q3 2026 Key Operating Metrics

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Total Transaction Volume: $159 million
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Total Verified Accounts: more than 88,500; +1,500 new verified accounts in the quarter

CEO Commentary

“We believe Q3 was an inflection point for Fold,” said Fold Chairman and CEO Will Reeves. “Over the last few months we’ve evolved from strictly a transaction-based business to one that also monetizes customer balances, broadened our focus from bitcoin earners to every American who earns rewards, strengthened our balance sheet, maintained a focus on operational efficiency, and opened new distribution channels that take our products to audiences we’ve never reached before.”

Mr. Reeves continued, “We are reshaping Fold from a business built on gathering customers into one built on gathering assets. A transaction pays us once. A customer balance earns for us every month it stays on the platform, and it ties that customer more closely to everything else we offer. Early demand for our new balance products is running ahead of our expectations, and those customers hold balances several times larger than our average user. Fold is becoming a place where customers keep their money, not just a place where they spend it.”

Mr. Reeves concluded, “The bitcoin market remained soft through the quarter, and our Q3 results reflect the noise of a major transition: a new banking partner, a new deposit strategy, a consolidated merchant platform, and a shift toward balance-based economics. The benefits of this transition are ahead of us, and we’ve de-risked the path to them. With our only debt extended two years, operating expenses down, and a financing partner for our Credit Card expected to be announced shortly, we believe Fold has never been better positioned for its next stage of growth.”

Strategic & Business Updates

Fold Credit Card

● Expanded Early Access to approximately 2,500 cardholders

● Transitioned from a waitlist to an invite system for all eligible customers

● Launching a pre-approval flow that allows prospective cardholders to get pre-approved outside the Fold app, increasing top-of-funnel conversion and enabling partners to offer the card directly to their customers

● Intend to add a credit facility partner in the future, which would allow the program to scale beyond the Company’s own balance sheet with more invitations, higher limits for qualified customers, and dedicated marketing spend

Platform Expansion

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Launched Fold Reserve, a stored-value product that lets customers hold funds on Fold and unlock Fold’s best rewards tiers, including bill pay rewards, zero-fee and zero-spread bitcoin trading, and higher card rewards
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Launched Lead Bank spending accounts, with deposits held at Lead Bank, an FDIC-insured institution
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Thousands of customers activated Fold’s new balance products, bringing millions of dollars in balances onto the platform. These customers hold balances several times larger than the average Fold user, with participation across every rewards tier
●
Launched pass-through bitcoin buying, enabling customers to buy bitcoin directly from any linked bank account without first moving money into Fold

Bitcoin Gift Card

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Became the first and only bitcoin gift card on TikTok Shop, which quickly became Fold’s largest gift card and customer acquisition channel
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Gift card sales drove an approximate 270% increase in Custody & Trading revenues
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September was a record month for bitcoin gift card sales, and the product holds a 4.7-star rating

Kroger renewed its commitment to the Fold program

Merchant Offers

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Consolidated gift card merchant offers onto Blackhawk, a program that carries better economics; nearly all merchants that were temporarily unavailable during the transition have been restored

Capital & Balance Sheet

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Ended the quarter with $21.7 million in cash and cash equivalents and 171 BTC in Investment Treasury
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Extended the maturity of the Company’s $13 million note to November 2027, with a Company option to extend to November 2028 and nearly doubled its potential capacity to $25 million
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Replaced the $250 million equity line with a $25 million committed equity facility, meaningfully reducing the potential dilution overhang and providing more cost-efficient capital
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On October 22, 2026, stockholders approved a reverse stock split authorization, one tool available to the Company to regain compliance with Nasdaq listing requirements ahead of the January 11, 2027 deadline

Earnings Call and Webcast Information:

Fold will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of results followed by a question-and-answer period. To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Date: November 10, 2026
Time: 5:00 p.m. ET
Participant Call Links:

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Live Webcast: Link
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Dial-in Registration Link: Link
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A replay of the call will be archived at https://investor.foldapp.com

Footnotes

1 Fold’s Bitcoin Treasury was 247 BTC as of September 30, 2026, which included 171 BTC in our Investment Treasury, and 76 BTC in our Rewards Treasury.

2 Adjusted EBITDA and Adjusted EBITDA Per Share are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this press release.

About Fold:

Fold Holdings, Inc. (NASDAQ: FLD) is a financial services company built on a simple premise: consumers should be able to save, spend, and earn rewards in both U.S. dollars (“USD”) and bitcoin through a single platform. Fold’s consumer offerings include an FDIC-insured checking account, a Visa debit card (the "Fold Debit Card"), a Visa credit card (the "Fold Credit Card"), bill payment services, a bitcoin gift card, and an extensive catalog of merchant reward offers. The Company also offers various forms of bitcoin buying and selling with low-to-zero fees and insured custody. By integrating both dollars and bitcoin within familiar financial products, the Company aims to give consumers a single, practical platform for managing their everyday finances. The Company's products and services are available in the United States through the Fold mobile application (the “Fold App”).

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include statements regarding the rollout, development and expected effect of Fold’s credit card program, including the expected credit facility, Fold Reserve, Lead Bank accounts, pass-through bitcoin buying, gift card and other products, and the potential success of Fold’s overall market, product and growth strategies, and the potential reverse stock split and the Company’s ability to regain compliance with Nasdaq listing requirements. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions, including but not limited to changes in the acceptance of bitcoin; (ii) our continued ability to implement business plans; (iii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; (iv) volatility in the market price of bitcoin; (v) access to and reliance on funding for our products, including the credit card, and general operations; (vi) access to and reliance on third parties for their services related to certain of our products, including risks relating to Fold having a single custodian for our bitcoin; (vii) reliance on banking partners which are subject to complex and demanding regulations and compliance standards; and (viii) those risks and uncertainties discussed in Fold Holdings, Inc.’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.

Fold Holdings, Inc. Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$21,678,045	$7,652,203
Accounts receivable, net	1,122,104	728,001
Credit card receivable, net	3,957,933	-
Inventories	794,563	478,045
Digital assets - rewards treasury	6,388,310	6,872,869
Prepaid expenses and other current assets	1,609,810	2,384,684
Total current assets	35,550,765	18,115,802
Digital assets - investment treasury	14,265,330	133,658,791
Capitalized software development costs, net	2,272,246	1,393,752
Other non-current assets	125,000	299,309
Total assets	$52,213,341	$153,467,654

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$821,916	$704,789
Accrued expenses and other current liabilities	1,751,024	3,166,186
February 2026 note - related party, net	12,658,196	-
Credit facility	-	10,000,000
Customer rewards liability	6,388,310	6,872,869
Deferred revenue	142,781	366,252
Total current liabilities	21,762,227	21,110,096
June 2025 convertible note, net	-	21,469,675
March 2025 convertible note - related party	-	47,207,556
Other non-current liabilities	-	689,680
Total liabilities	21,762,227	90,477,007
Commitments and contingencies (Note 10)
Stockholders’ equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2026 and 0 shares issued and outstanding at December 31, 2025	-	-
Common stock, $0.0001 par value; 600,000,000 shares authorized, 54,873,627 shares issued and outstanding at September 30, 2026 and 48,477,883 shares issued and 48,419,266 shares outstanding at December 31, 2025	5,551	4,849
Additional paid-in-capital	242,853,899	233,924,782
Accumulated deficit	(212,408,336)	(170,938,984)
Total stockholders’ equity	30,451,114	62,990,647
Total liabilities and stockholders’ equity	$52,213,341	$153,467,654

Fold Holdings, Inc. Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues, net	$4,161,541	$7,398,939	$15,843,759	$22,662,702

Operating expenses
Banking and payments costs	3,108,563	6,519,736	13,023,182	20,961,281
Custody and trading costs	1,301,886	244,954	2,639,340	433,550
Compensation and benefits	3,715,573	3,728,954	11,539,907	13,863,551
Marketing expenses	170,471	237,625	1,166,917	1,258,346
Professional fees	828,454	1,294,394	3,751,700	4,353,244
Amortization expense	184,361	232,853	514,425	430,761
(Gain) loss on customer rewards liability	1,968,920	506,796	(284,149)	1,477,444
(Gain) loss on digital assets - rewards treasury	(2,121,385)	(637,712)	687,458	(1,961,803)
Other selling, general and administrative expenses	1,317,819	1,211,657	4,717,047	3,612,533
Total operating expenses	10,474,662	13,339,257	37,755,827	44,428,907
Operating loss	(6,313,121)	(5,940,318)	(21,912,068)	(21,766,205)

Other income (expense)
Gain (loss) on digital assets - investment treasury	4,078,913	10,238,866	(24,445,385)	31,203,938
Change in fair value of SAFEs	-	-	-	(6,503,113)
Change in fair value of convertible note	-	(2,626,932)	13,200,089	(14,470,683)
Convertible note issuance costs and fees	-	-	-	(9,569,109)
Legal settlements	-	-	(1,374,828)	-
Loss on extinguishment of debt	-	-	(4,005,132)	(9,612,199)
Interest expense	(537,155)	(1,179,216)	(3,732,864)	(4,425,703)
Other income	128,620	60,961	811,453	247,662
Other income (expense), net	3,670,378	6,493,679	(19,546,667)	(13,129,207)

Net (loss) income before income taxes	(2,642,743)	553,361	(41,458,735)	(34,895,412)
Income tax expense (benefit)	7,146	(881)	10,617	3,978
Net (loss) income	$(2,649,889)	$554,242	$(41,469,352)	$(34,899,390)

Net (loss) income attributable to common stockholders:
Basic	$(2,649,889)	$554,242	$(41,469,352)	$(34,899,390)
Diluted	$(2,649,889)	$554,242	$(41,469,352)	$(34,899,390)
Net (loss) income per share attributable to common stockholders:
Basic	$(0.05)	$0.01	$(0.80)	$(0.88)
Diluted	$(0.05)	$0.01	$(0.80)	$(0.88)
Weighted-average shares used to compute net (loss) income per share:
Basic	54,841,913	46,911,561	51,629,478	39,781,781
Diluted	54,841,913	46,911,561	51,629,478	39,781,781

Fold Holdings, Inc. Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(41,469,352)	$(34,899,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	545,431	430,756
Loss (gain) on digital assets - rewards treasury	687,458	(1,961,803)
Loss (gain) on digital assets - investment treasury	24,445,385	(31,203,938)
(Gain) loss on customer rewards liability	(284,149)	1,477,444
Change in fair value of convertible note	(13,200,089)	14,470,683
Convertible note issuance costs and fees	-	9,569,109
Loss on extinguishment of debt	4,005,132	9,612,199
Amortization of debt issuance costs	6,638	122,902
Amortization of debt discount and premium	392,082	768,225
Change in fair value of SAFEs	-	6,503,113
Share-based compensation expense	5,108,887	8,470,932
Other non-cash adjustments	(484,019)	-
Legal settlement paid in digital assets	1,374,828	-
Increase (decrease) in cash resulting from changes in:	-
Accounts receivable, net	(394,103)	161,515
Credit card receivable, net	(3,957,933)	-
Inventories	(316,518)	(103,236)
Prepaid expenses and other current assets	605,834	581,100
Accounts payable	117,127	(104,846)
Accrued expenses and other current liabilities	1,981,699	2,413,679
Customer rewards liability	1,170,468	1,826,398
Deferred revenue	(223,471)	(52,470)
Other non-current liabilities	(689,680)	491,397
Net cash used in operating activities	(20,578,345)	(11,426,231)

Cash flows from investing activities
Purchases of digital assets	(3,359,836)	(3,138,623)
Proceeds from sales of digital assets	59,120,684	-
Payments for capitalized software development costs	(1,210,540)	(619,446)
Net cash provided by (used in) investing activities	54,550,308	(3,758,069)

Cash flows from financing activities
Proceeds from issuance of note	13,000,000	-
Repayment of convertible note	(25,166,667)	-
Proceeds from recapitalization	-	804,600
Payments of deferred IPO costs	-	(652,013)
Payment of debt issuance costs	-	(113,320)
Payment of deferred offering costs	(125,000)
Proceeds from issuance of common stock	3,294,846	3,478,137
Proceeds from credit facility	10,000,000	-
Repayment of credit facility	(20,000,000)	-
Common stock withheld for employee tax obligations	(949,300)	-
Net cash (used in) provided by financing activities	(19,946,121)	3,517,404

Net increase (decrease) in cash and cash equivalents	14,025,842	(11,666,896)
Cash and cash equivalents, beginning of period	7,652,203	18,330,359
Cash and cash equivalents, end of period	$21,678,045	$6,663,463

Non-cash investing and financing activities
Non-cash payment of interest with common stock	$613,334	$1,246,667
Distributions of digital assets to fulfill customer reward redemptions	1,370,878	2,577,906
Distributions of digital assets to satisfy other current obligations	2,231,157	184,983
Non-cash payment for intellectual property acquisition with common stock	182,379	-
Non-cash repayment of convertible note via transfer of digital assets - related party	34,007,466	-
Non-cash amortization of deferred issuance costs	167,539	43,806
Non-cash allocation of convertible note proceeds to embedded derivative	63,418	-
Non-cash allocation of note proceeds to commitment shares	785,200	-
Recapitalization	-	173,019,904
Proceeds from convertible debt received in digital assets - related party	-	43,965,525
Change in fair value of Series C Warrants included in loss on extinguishment	-	498,771
Distributions of digital assets for prepaid interest - related party	-	2,313,975
Supplemental disclosure of cash flow information
Cash paid during the period for interest expense	$3,733,749	$-

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) to monitor the financial health of our business. Adjusted EBITDA is defined as net loss, excluding (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) remeasurement gains and losses such as fair value remeasurements on our digital assets, convertible notes, and SAFE notes, (vi) impairments, restructuring charges, and business acquisition- or disposition-related expenses that we believe are not indicative of our core operating results, and (vii) legal settlement expenses associated with unusual or non-recurring litigation matters that we believe are not indicative of our core operating results. This non-GAAP financial information has limitations as an analytical tool when assessing our operating performance, is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and/or render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA and Adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our results of core operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(2,649,889)	$554,242	$(41,469,352)	$(34,899,390)
Add:
Interest expense	537,155	1,179,216	3,732,864	4,425,703
Income tax expense (benefit)	7,146	(881)	10,617	3,978
Amortization expense	184,361	232,853	514,425	430,761
Share-based compensation expense	1,755,428	1,575,422	5,108,887	8,470,932
(Gain) loss on customer rewards liability	1,968,920	506,796	(284,149)	1,477,444
(Gain) loss on digital assets - rewards treasury	(2,121,385)	(637,712)	687,458	(1,961,803)
(Gain) loss on digital assets - investment treasury	(4,078,913)	(10,238,866)	24,445,385	(31,203,938)
Change in fair value of SAFEs	-	-	-	6,503,113
Change in fair value of other liabilities	(64,074)	-	(615,788)	-
Change in fair value of convertible note	-	2,626,932	(13,200,089)	14,470,683
Convertible note issuance costs and fees	-	-	-	9,569,109
Legal settlements	-	-	1,374,828	-
Loss on extinguishment of debt	-	-	4,005,132	9,612,199
Adjusted EBITDA (loss)	$(4,461,251)	$(4,201,998)	$(15,689,782)	$(13,101,209)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA (loss)	$(4,461,251)	$(4,201,998)	$(15,689,782)	$(13,101,209)
Weighted-average shares used to compute basic and diluted net loss per share	54,841,913	46,911,561	51,629,478	39,781,781

Adjusted EBITDA (loss) per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.09)	$(0.30)	$(0.33)

For investor inquiries, please contact:
OG Advisory Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

For media inquiries, please contact:

Confluence Partners, LLC

Cindy Stoller

Media@foldapp.com